ENTERGY CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF INCOME
    For the Year Ended December 31, 2000
               (in thousands)
                (Unaudited)

             OPERATING REVENUES
Domestic electric                                $7,219,686
Natural gas                                         165,872
Competitive businesses                            2,630,590
                                              --------------
TOTAL                                            10,016,148
                                              --------------
             OPERATING EXPENSES
Operating and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                     2,645,835
   Purchased power                                2,662,881
   Nuclear refueling outage expenses                 70,511
   Other operation and maintenance                1,901,314
Decommissioning                                      39,484
Taxes other than income taxes                       370,344
Depreciation and amortization                       746,125
Other regulatory charges - net                        3,681
Amortization of rate deferrals                       30,392
OPERATING INCOME
TOTAL                                             8,470,567
                                              --------------
               OPERATING INCOME                   1,545,581
                                              --------------

                OTHER INCOME
Allowance for equity funds used during
  construction                                       32,022
Gain (loss) on sale of assets - net                 (20,466)
Miscellaneous - net                                 190,129
                                              --------------
TOTAL                                               201,685
                                              --------------

         INTEREST AND OTHER CHARGES
Interest on long-term debt                          477,071
Other interest - net                                 85,635
Distributions on preferred securities of
  subsidiaries                                       18,838
Allowance for borrowed funds used during
  construction                                      (24,114)
                                              --------------
TOTAL                                               557,430
                                              --------------

INCOME BEFORE INCOME TAXES                        1,189,836

Income taxes                                        478,921
                                              --------------

CONSOLIDATED NET INCOME                             710,915

Preferred dividend requirements and other            31,621
                                              --------------

EARNINGS APPLICABLE TO
COMMON STOCK                                       $679,294
                                              ==============

     ENTERGY CORPORATION AND SUBSIDIARIES
          CONSOLIDATED BALANCE SHEETS
                    ASSETS
            As of December 31, 2000
                (In Thousands)
                  (Unaudited)


                CURRENT ASSETS
Cash and cash equivalents:
  Cash                                               $157,550
  Temporary cash investments - at cost,
    which approximates market                         640,038
  Special deposits                                    584,836
                                                  ------------
        Total cash and cash equivalents             1,382,424
                                                  ------------
Other temporary investments - at cost,
    which approximates market                               -
Notes Receivable                                        3,608
Accounts receivable:
  Customer                                            497,821
  Allowance for doubtful accounts                      (9,947)
  Other                                               395,518
  Accrued unbilled revenues                           415,409
    Total receivables                               1,298,801
Deferred fuel costs                                   568,331
Fuel inventory - at average cost                       93,679
Materials and supplies - at average cost              425,357
Rate deferrals                                         16,581
Deferred nuclear refueling outage costs                46,544
Prepayments and other                                 122,690
                                                  ------------
TOTAL                                               3,958,015
                                                  ------------

        OTHER PROPERTY AND INVESTMENTS

Investment in subsidiary companies - at equity            214
Decommissioning trust funds                         1,315,857
Non-utility property - at cost (less
  accumulated depreciation)                           334,270
Non-regulated investments                             331,604
Other - at cost (less accumulated depreciation)        22,298
                                                  ------------
TOTAL                                               2,004,243
                                                  ------------

                 UTILITY PLANT
Electric                                           25,137,562
Plant acquisition adjustment                          390,664
Property under capital lease                          769,370
Natural gas                                           190,989
Construction work in progress                         936,785
Nuclear fuel under capital lease                      277,673
Nuclear fuel                                          157,603
                                                  ------------
TOTAL UTILITY PLANT                                27,860,646
Less - accumulated depreciation and
  amortization                                     11,364,021
                                                  ------------
UTILITY PLANT - NET                                16,496,625
                                                  ------------

       DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  Rate deferrals                                            -
  SFAS 109 regulatory asset - net                     980,266
  Unamortized loss on reacquired debt                 183,627
  Deferred fuel costs                                  95,661
  Other regulatory assets                             792,515
Long-term receivables                                  29,575
Other                                               1,024,700
                                                  ------------
TOTAL                                               3,106,344
                                                  ------------

TOTAL ASSETS                                      $25,565,227
                                                  ============

     ENTERGY CORPORATION AND SUBSIDIARIES
          CONSOLIDATED BALANCE SHEETS
     LIABILITIES AND SHAREHOLDERS' EQUITY
            As of December 31, 2000
                (In Thousands)
                  (Unaudited)


              CURRENT LIABILITIES
Currently maturing long-term debt                    $372,415
Notes payable                                         388,023
Accounts payable                                    1,204,227
Customer deposits                                     172,169
Taxes accrued                                         451,811
Accumulated deferred income taxes                     225,649
Nuclear refueling outage costs                         10,209
Interest accrued                                      172,033
Obligations under capital leases                      156,907
Other                                                 192,908
                                                  ------------
TOTAL                                               3,346,351
                                                  ------------

    DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                   3,249,083
Accumulated deferred investment tax credits           494,315
Obligations under capital leases                      201,873
FERC settlement - refund obligation                    30,745
Other regulatory liabilities                          218,172
Decommissioning                                       749,708
Transition to competition                             191,934
Regulatory reserves                                   396,789
Accumulated provisions                                390,116
Other                                                 853,137
                                                  ------------
TOTAL                                               6,775,872
                                                  ------------


Long-term debt                                      7,823,893
Preferred stock with sinking fund                      65,758
Preference stock                                            -
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust
  holding solely junior subordinated deferrable
  debentures                                          215,000


             SHAREHOLDERS' EQUITY

Preferred stock without sinking fund                  334,688
Common stock, $.01 par value, authorized
  500,000,000 shares; issued 248,094,614 shares
  in 2000 and 247,082,345 shares in 1999                2,481
Paid-in capital                                     4,660,483
Retained earnings                                   3,190,639


Accumulated other comprehensive income:
  Cumulative foreign currency translation
  adjustment                                          (73,998)
  Net unrealized investment losses                     (1,035)
 Less - treasury stock, at cost (28,490,031
shares in 2000 and 8,045,434 shares in 1999)          774,905
                                                  ------------
TOTAL                                               7,338,353
                                                  ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $25,565,227
                                                  ============